UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2026, the Company held its 2026 Annual Meeting in Lone Tree, Colorado. There was a total of 37,538,341 shares present at the meeting in person or by proxy, representing 79.64% of the total outstanding shares eligible to vote. The results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors until the 2027 Annual Meeting of Shareholders:

Nominee	Votes For	Votes Against	Abstentions or Votes Withheld
Brent K. Bilsland	29,189,874	108,268	12,727
Zarrell Gray	25,326,224	3,971,515	13,130
Daniel Hudson	29,268,002	30,337	12,530
Bryan H. Lawrence	25,780,524	3,517,719	12,626
David J. Lubar	29,106,925	190,693	13,251
Barbara Ann Sugg	29,263,147	37,011	10,711
Charles R. Wesley, IV	27,896,200	1,403,936	10,733

Proposal 2 –Advisory Vote on Executive Compensation

The shareholders approved, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

Votes For	Votes Against	Abstentions or Votes Withheld
27,365,688	171,098	1,774,083

Proposal 3 - Ratification of the Appointment of Independent Auditors

The shareholders ratified the appointment of Grant Thornton, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions or Votes Withheld
37,380,746	150,031	7,564

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

May 29, 2026	By:	/s/ERIC VAN DEMAN
Eric Van Deman Chief Accounting Officer